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                              ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 3, 1997, on the October 31, 1997 financial statements of the White Oak Growth Stock Portfolio and the Pin Oak Aggressive Stock Portfolio of the Advisors' Inner Circle Fund, included in the Initial Registration Statement on Form N-1A of the Oak Associates Funds, and to all references to our firm included in or made part of the Initial Registration Statement.

                                       /s/ Arthur Andersen LLP

Philadelphia, Pa.
  December 12, 1997